Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 23, 2009
Company:	Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Contact:	Mark S. Allio
Chairman, President and CEO
Phone:	330.576.1334	Fax:	330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES PROMOTION OF ELOISE L. MACKUS TO
EXECUTIVE VICE PRESIDENT and SETS DATE FOR ANNUAL MEETING

Fairlawn, Ohio – January 23, 2009 – Central Federal Corporation (NASDAQ: CFBK) announced that at its meeting on January 22, 2009, the Board of Directors unanimously approved the promotion of Eloise L. Mackus, Esq. to Executive Vice President, General Counsel and Corporate Secretary of Central Federal Corporation and CFBank. Mark S. Allio, Chairman, President and Chief Executive Officer remarked, “Elly is a valuable member of our team and has made a substantial impact on the growth of the Company over the last 5 years. Her promotion to Executive Vice President is in recognition of the talent she brings to the Company and CFBank.”

The Company also announced that its Annual Meeting of shareholders will be held on May 21, 2009 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio at 10:00 AM. The record date for shareholders eligible to vote at the meeting is April 10, 2009.

About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayments on loans made by CFBank; (v) unanticipated litigation, claims or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.